As filed with the Securities and Exchange Commission on May 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EPICOR SOFTWARE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18200 Von Karman Ave, Suite 1000

Irvine, California 92612

(949) 585-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

L. George Klaus

Chairman of the Board and Chief Executive Officer

18200 Von Karman Ave, Suite 1000

Irvine, California 92612

(949) 585-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Ireland, Esq. Epicor Software Corporation 18200 Von Karman Avenue, Suite 1000 Irvine, California (949) 585-4000	Larry W. Sonsini, Esq. Katharine A. Martin, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Debt Securities
Common Stock, $0.001 par value per share (2)
Preferred Stock, $0.001 par value per share
Depositary Shares	(1)	(1)	(1)	(1)
Warrants
Subscription Rights
Total

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(2)	Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

We may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants, or subscription rights. The debt securities, preferred stock, warrants and subscription rights may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Epicor Software Corporation’s common stock is traded on the Nasdaq Global Select Market under the symbol “EPIC.” On April 30, 2007, the last reported sale price for our common stock was $14.50 per share.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 1, 2007

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

SUMMARY

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and/or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless we state otherwise, the “Company,” “we,” “us,” “our” and “Epicor” refer to Epicor Software Corporation and its consolidated subsidiaries.

Epicor Software Corporation

We design, develop, market and support enterprise application software solutions for use by mid-sized companies, as well as the divisions and subsidiaries of larger corporations worldwide. Our business solutions are primarily focused on companies or divisions between $10 million and $1 billion in annual revenues. Our solutions are designed to help companies focus on their customers, suppliers, partners, and employees, through enterprise-wide management of resources and information. This collaborative focus distinguishes us from conventional enterprise resource planning (ERP) vendors, whose primary focus is improving internal business processes and efficiencies. By automating and integrating information and critical business processes across their entire value chain, enterprises can improve not just their bottom line, but also their top line, allowing them to compete more effectively in today’s increasingly global economy.

Our products include back office applications for manufacturing, supply chain, distribution, and financial accounting as well as front office customer relationship management (CRM) applications for sales, marketing and customer service and support. We also provide industry-specific solutions to a range of vertical markets including financial services, professional services, industrial machinery and specialty retail. Our solutions also offer integrated e-commerce and collaborative portal capabilities that allow companies to further extend beyond the traditional “four walls” of their enterprise, and further integrate their operations with those of their customers, suppliers and partners.

We were incorporated in Delaware in November 1987 under the name Platinum Holdings Corporation. In September 1992, we changed our name to Platinum Software Corporation. In April 1999, we changed our name to Epicor Software Corporation. We have ten active operating subsidiaries worldwide. Our corporate headquarters are located at 18200 Von Karman Ave, Suite 1000, Irvine, California. Our telephone number is (949) 585-4000 and our website can be accessed at www.epicor.com. Information contained in our website does not constitute part of this prospectus.

Epicor reports four operating business segments: software licenses, consulting, maintenance and hardware and other. See Note 14 to our Condensed Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission, or SEC, on March 12, 2007, for certain financial information relating to our segments.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, predictions regarding the following aspects:

•	the Company’s future financial results;

•	the impact of new accounting pronouncements;

•	the Company’s product development plans;

•	the Company’s capital spending;

•	the Company’s future cash flow from operations;

•	sufficient sources of financing to continue operations for next twelve months and to satisfy contractual obligations and commercial commitments;

•	the effect of current legal proceedings;

•	future cash tax payments and net operating loss carry forwards;

•	the future use of forward or other hedging contracts;

•	the future impact of recent acquisitions on the Company;

•	future investments in product development;

•	schedule of amortization of intangible assets; and

•	future impact of valuation allowance review

You can identify these and other forward-looking statements by the use of words such as “may,” “can,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology or statements concerning “potential” or “opportunity.” Forward-looking statements also include the assumptions underlying or relating to any forward-looking statements.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those risk factors set forth in the documents incorporated by reference into this prospectus. All forward-looking statements included in this document are based on our assessment of information available to us at the time this prospectus is filed. We do not intend, and disclaim any obligation, to update any forward-looking statements, except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the offerings for general corporate purposes and to fund possible acquisitions and repurchases of our outstanding shares of common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows.

	Fiscal Year Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges (1)	5.16x	21.19x	34.17x	45.12x	—

(1)	For these ratios, “earnings” is computed by adding income before income taxes and fixed charges. Fixed charges consist of interest expense and amortization of debt expense. Earnings were insufficient to cover fixed charges by approximately $8.5 million for the year ended December 31, 2002.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings the following securities:

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	subscription rights.

We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, depositary shares, warrants and subscription rights that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF THE DEBT SECURITIES

This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Events of Default

The indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to make any sinking fund payment for 30 days when due;

(4)	failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

(5)	our or our significant subsidiary’s (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended,) bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above solely with respect to us, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur solely with respect to us, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default (a) has been cured or waived; or (b) is not in the payment of any amounts due with respect to any security or the failure to convert any security in accordance with the indenture and the trustee in good faith determines that withholding the notice is in the best interests of holders. In addition, the trustee shall give the holders of securities of such series notice of such default or event of default actually known to it as and to the extent provided by the Trust Indenture Act.

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series if we deposit enough cash or U.S. government obligations with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities and satisfy certain other conditions precedent. We may be so discharged only if (i) all of the securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (ii) all such Securities not theretofore delivered to the trustee for cancellation have become due and payable, or will become due and payable at their Stated Maturity within one year, or if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Upon such satisfaction and discharge of the indenture with respect to any series of securities, the indenture shall cease to be of further effect with respect to such series of securities, except as to any surviving rights of registration of transfer or exchange of securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture for a series of Securities.

Use of Proceeds

The use of proceeds for a series of debt securities will be specified in a prospectus supplement.

Compliance Certificates and Opinions

Upon any application or request by us to the trustee to take any action under any provision of the indenture, we will furnish to the trustee such certificates and opinions as may be required under the Trust Indenture Act.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the issuance of the securities offered by any prospectus supplement for us.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2005, and for each of the two years in the period ended December 31, 2005 incorporated by reference in this prospectus from Epicor Software Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our website at http://www.epicor.com. However, information on the Commission’s website and our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the document listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the Commission (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Current Reports on Form 8-K filed on March 6, 2007 and January 16, 2007;

•

The description of our common stock contained in the registration statement on Form 8-A, filed with the Commission on or about October 15, 1992, and any amendment or report filed for the purpose of updating such description; and

•

The description of our preferred stock purchase rights contained in the registration statement on Form 8-A, filed with the Commission on April 14, 1994, as amended on November 21, 2001 and November 1, 2004.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Department

Epicor Software Corporation

18200 Von Karman Ave, Suite 1000

Irvine, CA 92718-2402

Tel: (949) 585-4000

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

Securities and Exchange Commission registration fee	$(1)
Trustee’s and transfer agent’s fees and expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving	(2)
Miscellaneous	(2)

Total	$(2)(3)

(1)	To be deferred pursuant to Rule 456(b) calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.
(3)	Excludes SEC registration fee which is being deferred pursuant to Rule 456(b) calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to grant or a court to award indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s second restated certificate of incorporation, as amended, and the Registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. The Registrant’s amended and restated bylaws also provide that the Registrant may purchase insurance to protect any director, officer, employee or agent against any liability, whether or not the Company would have the power to indemnify such person against such liability under Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers, pursuant to which these directors and officers are indemnified to the fullest extent permitted by the Registrant’s second restated certificate of incorporation, the Registrant’s amended and restated bylaws and applicable law as the same exists or may be amended.

Item 16.	Exhibits

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title	Incorporated by Reference			Filed Herewith
		Form	File No.	Filing Date
1.1	Form of Underwriting Agreement*

3.1	Second Restated Certificate of Incorporation of the Registrant	S-1	33-57294

3.2	Certificate of Amendment to Second Restated Certificate of Incorporation	10-Q	000-20740	December 31, 1996

3.3	Certificate of Amendment to Second Restated Certificate of Incorporation	10-K	000-20740	February 12, 1997

3.4	Certificate of Amendment to Second Restated Certificate of Incorporation	10-K	000-20740	March 31, 2000

3.5	Certificate of Amendment to Second Restated Certificate of Incorporation	10-Q	000-20740	November 9, 2004

3.6	Amended and Restated Bylaws of the Registrant, as currently in effect	8-A12G/A	000-20740	November 21, 2001

3.7	Specimen Certificate of Common Stock	S-1	33-57294

3.8	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock	8-A/A	000-20740	April 14, 1994

3.9	Certificate of Designation of Preferences of Series C Preferred Stock	10-K	000-20740	September 27, 1995

3.10	Certificate of Designation of Preferences of Series D Preferred Stock	8-K	000-20740	February 18, 2003

4.1	Form of Indenture				X

4.2	Form of Debt Security (included in Exhibit 4.1)				X

4.3	Form of Certificate of Designation*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Deposit Agreement*

4.6	Form of Depositary Receipt*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X

12.1	Computation of Ratio of Earnings to Fixed Charges				X

23.1	Consent of Deloitte & Touche LLP				X

23.2	Consent of McGladrey & Pullen, LLP				X

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Epicor Software Corporation (see page II-6 of this Form S-3)

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939				X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on May 1, 2007.

EPICOR SOFTWARE CORPORATION

By:	/s/ L. George Klaus
L. George Klaus
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. George Klaus and Michael A. Piraino, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. George Klaus	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 1, 2007
L. George Klaus

/s/ Michael A. Piraino	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2007
Michael A. Piraino

/s/ Harold D. Copperman	Director	May 1, 2007
Harold D. Copperman

/s/ Michael Kelly	Director	May 1, 2007
Michael Kelly

/s/ Thomas F. Kelly	Director	May 1, 2007
Thomas F. Kelly

/s/ Robert H. Smith	Director	May 1, 2007
Robert H. Smith

EXHIBIT INDEX

Exhibit Number	Exhibit Title	Incorporated by Reference			Filed Herewith
		Form	File No.	Filing Date

1.1	Form of Underwriting Agreement*

3.1	Second Restated Certificate of Incorporation of the Registrant	S-1	33-57294

3.2	Certificate of Amendment to Second Restated Certificate of Incorporation	10-Q	000-20740	December 31, 1996

3.3	Certificate of Amendment to Second Restated Certificate of Incorporation	10-K	000-20740	February 12, 1997

3.4	Certificate of Amendment to Second Restated Certificate of Incorporation	10-K	000-20740	March 31, 2000

3.5	Certificate of Amendment to Second Restated Certificate of Incorporation	10-Q	000-20740	November 9, 2004

3.6	Amended and Restated Bylaws of the Registrant, as currently in effect	8-A12G/A	000-20740	November 21, 2001

3.7	Specimen Certificate of Common Stock	S-1	33-57294

3.8	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock	8-A/A	000-20740	April 14, 1994

3.9	Certificate of Designation of Preferences of Series C Preferred Stock	10-K	000-20740	September 27, 1995

3.10	Certificate of Designation of Preferences of Series D Preferred Stock	8-K	000-20740	February 18, 2003

4.1	Form of Indenture				X

4.2	Form of Debt Security (included in Exhibit 4.1)				X

4.3	Form of Certificate of Designation*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Deposit Agreement*

4.6	Form of Depositary Receipt*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X

12.1	Computation of Ratio of Earnings to Fixed Charges				X

23.1	Consent of Deloitte & Touche LLP				X

23.2	Consent of McGladrey & Pullen, LLP				X

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Epicor Software Corporation (see page II-6 of this Form S-3)

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939				X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.